As filed with the Securities and Exchange Commission on May 22, 2000.
                                                       Registration No. 333-___.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       ________________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                               ACUSON CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                    94-2784998
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)


  1220 Charleston Road, Mountain View, CA                    94043
  (Address of Principal Executive Officer)                 (Zip Code)


              Acuson Corporation 1995 Employee Stock Purchase Plan
                            (Full title of the plan)

                       ________________________________

                              Charles H. Dearborn
              Senior Vice President, General Counsel and Secretary
                               Acuson Corporation
                 1220 Charleston Road, Mountain View, CA 94043
                    (Name and address of agent for service)

                                  415-969-9112
                    (Telephone number, including area code,
                             of agent for service)

                       ________________________________


                        Calculation of Registration Fee

--------------------------------------------------------------------------------
                                 Proposed     Proposed
Title of         Number          Maximum      Maximum            Amount of
Securities       of shares       Offering     Aggregate          Registration
to be            to be           Price Per    Offering           Fee
Registered       Registered      Share        Price
--------------------------------------------------------------------------------

Common Stock     2,000,000       $*12.00      $24,000,000.00     $**6,336.00
--------------------------------------------------------------------------------

* Estimate based on the average of the high and low sales prices of Acuson Common Stock on May 18, 2000, on the New York Stock Exchange.
**   Calculated pursuant to paragraphs (c) and (h) (1) of Rule 457.

                                    PART II

     This Registration Statement is being filed to increase the number of shares available under the Registrant's 1995 Employee Stock Purchase Plan, as amended (the "Plan"). The contents of the Registration Statement on Form S-8 (File No. 33-61691) relating to the Plan are incorporated herein by reference.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Charles H. Dearborn, who has rendered an opinion as to the validity of the shares offered hereby, is General Counsel to the Company. As of May 10, 2000, Mr. Dearborn owned 3,087 shares, and had options to purchase 290,851 shares, of the Company's common stock.

     ITEM 8.  EXHIBITS.

 Exh. No.    Description
 --------    -----------

(4)   (a)    Restated Certificate of Incorporation.  Filed as Exhibit 3.8 to
             the Company's Registration Statement on Form S-1 (File No. 33-7838) and incorporated herein by reference.

      (b) Bylaws. Filed as Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

      (c)    Acuson Corporation 1995 Employee Stock Purchase Plan, as amended.

(5)          Opinion of Charles H. Dearborn, General Counsel.

(23)  (a)    Consent of Arthur Andersen  LLP, independent public accountants.

      (b)    Consent of Charles H. Dearborn (included in Exhibit 5).

(24) Manually executed Powers of Attorney (located on signature pages hereof).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on May 15, 2000.

                                      ACUSON CORPORATION



                                      By: /s/ Samuel H. Maslak
                                         -----------------------
                                         Samuel H. Maslak
                                         Chairman of the Board and
                                         Chief Executive Officer

                  POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Charles H. Dearborn and Robert J. Gallagher, and each of them, whether acting individually or jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                     Date
       ---------                         -----                     ----

/s/ Samuel H. Maslak           Chairman of the Board and Chief     May 15, 2000
--------------------------     Executive Officer
Samuel H. Maslak

/s/ Barry Zwarenstein          Senior Vice President, Chief        May 17, 2000
--------------------------     Financial Officer and Treasurer
Barry Zwarenstein              (principal financial officer)

/s/ L. Thomas Morse            Vice President & Corporate          May 15, 2000
--------------------------     Controller (chief accounting
L. Thomas Morse                officer)

/s/ Albert L. Greene           Director                            May 17, 2000
--------------------------
Albert L. Greene

                               Director
--------------------------
Karl H. Johannsmeier

/s/ William J. Mercer          Director                            May 17, 2000
--------------------------
William J. Mercer